Exhibit 99.1

Dolby Laboratories Reports FY 2005 Fourth Quarter and Year-End Results; Fourth Quarter Revenue Grows 15% Year-Over-Year


   SAN FRANCISCO--(BUSINESS WIRE)--Nov. 17, 2005--Dolby Laboratories (NYSE:DLB) today announced the Company's financial results for the fourth quarter and fiscal year ended September 30, 2005.
   For the fourth quarter, Dolby reported total revenue of $78.9 million, compared to $68.9 million for the fourth quarter of fiscal 2004, an increase of 15%. Fourth quarter net income was $16.8 million, or $0.15 per diluted share, compared to $3.3 million, or $0.03 per diluted share, for the fourth quarter of fiscal 2004.
   Per share calculations are based on 110.5 million diluted shares in the fourth quarter of fiscal 2005 compared with 96.8 million diluted shares in the comparable year-ago quarter. The increase in shares is principally attributable to the shares sold by the Company in its February 2005 initial public offering (IPO).
   Net income for the fourth quarter 2005 includes a foreign exchange gain of approximately $1.4 million. This gain is primarily the result of an increase in US dollars held in Dolby's UK branch, and is reflected under "Other Income." For the foreseeable future, the Company intends to hold the majority of its cash generated at its UK office in the local currency and therefore does not expect to incur significant foreign exchange gains or losses.
   In connection with the Company's IPO, Ray Dolby contributed to the Company all of his intellectual property rights related to the Company's business, which he had previously licensed to the Company in exchange for royalty payments. As a result of the contribution, the Company's royalty payments to Ray Dolby terminated in February 2005. Consequently, net income for the fourth quarter of fiscal 2005 did not include any royalty payments to Ray Dolby, while the fourth quarter of fiscal 2004 included $6.3 million of royalty payments to Ray Dolby, net of taxes. Pro forma net income, which excludes royalty payments to Ray Dolby, was $16.8 million, or $0.15 per diluted share, for the fourth quarter of fiscal 2005, compared to $9.6 million, or $0.10 per diluted share, for the fourth quarter of fiscal 2004.
   Net income for the fourth quarter of fiscal 2005 also included stock-based compensation charges of $2.7 million, compared to $2.4 million for the fourth quarter of fiscal 2004.

   Fiscal Year 2005

   For fiscal year 2005, Dolby reported total revenue of $328 million, compared to $289 million for fiscal year 2004. Net income for the same period was $52.3 million, or $0.50 per diluted share, compared to $39.8 million, or $0.43 per diluted share, for fiscal 2004. The Company had 104.2 million diluted shares outstanding for the full year fiscal 2005, compared with 92.8 million diluted shares for the full year fiscal 2004.
   Net income also included $11.1 million in now-discontinued royalty payments to Ray Dolby, net of taxes, for fiscal year 2005, and $23.5 million in royalty payments to Ray Dolby, net of taxes, for fiscal year 2004. Pro forma net income, which excludes these royalty payments, net of taxes, was $63.4 million, or $0.61 per diluted share, for the 2005 fiscal year, compared to $63.3 million, or $0.68 per diluted share, for fiscal 2004.
   Net income also included $14.2 million of stock-based compensation charges for fiscal year 2005, compared with a $6.8 million charge for fiscal 2004.
   "I am very proud of the hard work and dedication that the Dolby team showed this year. As a new public company, we achieved record revenue in fiscal 2005," said Bill Jasper, President and Chief Executive Officer. "In the fourth quarter, we continued to lay the groundwork for the Company's future. We expanded our technology and brand into the digital cinema arena; we further extended into new and growing consumer markets; and we broadened our management team with the addition of Kevin Yeaman as our new Chief Financial Officer."

   Guidance

   For fiscal 2006, revenue is currently expected to be $335 million to $360 million. Net income is expected to be between $53 million and $65 million. Earnings per diluted share are expected to be in the range of $0.46 to $0.56. While under FAS 123R, stock based compensation may vary based on factors such as stock price or volatility, Dolby currently expects stock compensation for the full year to be between $19 million and $21 million.

   Pro Forma Information

   Prior to the Company's IPO, Ray Dolby retained ownership of the intellectual property he created related to the Company's business and licensed those rights to the Company in exchange for royalty payments. In connection with the Company's IPO, Ray Dolby contributed to the Company all of these intellectual property rights. The pro forma financial information included in this release gives effect to the asset contribution as though such transactions had been completed prior to the beginning of fiscal 2004. Specifically, the Company provides net income and EPS excluding royalties paid to Ray Dolby. The Company believes these are important metrics as they represent profitability exclusive of the charges that have now been eliminated. The Company uses these metrics internally to measure its performance and believes these metrics may be meaningful for investors in analyzing the Company's results of operations. A reconciliation of the Company's actual results to these additional metrics is included in this release.

   The Company's Conference Call Information

   Today, beginning at 2 p.m. Pacific Standard Time, Bill Jasper, President and Chief Executive Officer, Marty Jaffe, Executive Vice President, Business Affairs, and Kevin Yeaman, Chief Financial Officer, will lead a conference call open to all interested parties to discuss the quarterly and annual results, provide annual guidance, and answer analysts' and portfolio managers' questions.
   Access to the teleconference will be available over the Internet from http://investor.dolby.com/medialist.cfm or by dialing 800-565-5442. International callers can access the conference call at 913-312-1298.
   A replay of the call will be available beginning at 5 p.m. PST on November 17, 2005 until 9 p.m. PST on November 24, 2005, at 888-203-1112 (international callers can access the replay by dialing 719-457-0820) and entering confirmation code 1605481. An archived version of the teleconference will also be available on Dolby Laboratories' website, www.dolby.com.

   Forward Looking Statements

   Certain statements in this press release, including statements relating to Dolby's expectations regarding revenue, net income, earnings per diluted share, and stock-based compensation for the fiscal year ending September 29, 2006, are "forward-looking statements" that are subject to risks and uncertainties. These forward-looking statements are based on management's current expectations, and as a result of certain risks and uncertainties actual results may differ materially from those projected. The following important factors could cause actual results to differ materially from those in the forward-looking statements: risks associated with trends in DVD markets; pricing pressures; the development of the markets for PCs, broadcast, gaming, automotive, and AAC based music device products that incorporate Dolby's technologies; the timing of Dolby's receipt of royalty reports and/or payments from its licensees; Dolby's ability to develop, maintain, and strengthen relationships with industry participants; competitive risks; risks associated with conducting business in China and other countries that have historically limited recognition and enforcement of intellectual property and contractual rights; risks associated with the health of the motion picture industry generally; the development and growth of the market for digital cinema and Dolby's ability to successfully penetrate this market; and other risks detailed in Dolby's Securities and Exchange Commission filings and reports, including the risks identified under the section captioned "Risk Factors That Could Affect Future Results" in its Quarterly Report on Form 10-Q for the quarter ended July 1, 2005 and filed with the SEC on August 11, 2005. Dolby disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

   About Dolby Laboratories

   Dolby Laboratories (NYSE:DLB) develops and delivers products and technologies that make the entertainment experience more realistic and immersive. For four decades, Dolby has been at the forefront of defining high-quality audio and surround sound in cinema, broadcast, home audio systems, cars, DVDs, headphones, games, televisions, and personal computers. Based in San Francisco with European headquarters in England, the Company has entertainment industry liaison offices in New York and Los Angeles, and licensing liaison offices in London, Shanghai, Beijing, Hong Kong, and Tokyo. For more information about Dolby Laboratories or Dolby technologies, please visit www.dolby.com.
   Dolby and the double-D symbol are registered trademarks of Dolby Laboratories. S05/16836

   DLB-F

   Financial Schedules Attached




                        DOLBY LABORATORIES, INC.
                 CONSOLIDATED STATEMENTS OF OPERATIONS

                            Fiscal Quarter        Fiscal Year-To-Date
                                 Ended                   Ended
                        ----------------------   ---------------------
                         Sept. 24,   Sept. 30,    Sept. 24,  Sept. 30,
                           2004        2005         2004       2005
                        ----------  ----------   ---------- ----------
                                          (unaudited)
                            (in thousands, except per share amounts)

Revenue:
  Licensing              $49,161     $ 58,615     $211,395   $246,298
  Product sales           14,848       15,241       57,981     60,021
  Production
   services                4,868        5,068       19,665     21,648
----------------------------------------------------------------------
    Total revenue         68,877       78,924      289,041    327,967

Cost of revenue:
  Cost of licensing       12,511        5,191       53,838     40,558
  Cost of product
   sales (1)               7,608        8,143       30,043     31,181
  Cost of production
   services (1)            2,171        2,037        7,624      8,479
----------------------------------------------------------------------
    Total cost of
     revenue              22,290       15,371       91,505     80,218
Gross margin              46,587       63,553      197,536    247,749
Operating expenses:
  Selling, general
   and
   administrative (1)     31,881       33,316      106,456    135,155
  Research and
   development (1)         6,659        7,618       23,479     30,532
  Settlements                  -            -       (2,000)    (2,000)
  In-process
   research and
   development               198            -        1,738          -
----------------------------------------------------------------------
    Total
     operating
     expenses             38,738       40,934      129,673    163,687
----------------------------------------------------------------------
Operating income           7,849       22,619       67,863     84,062
Other income
 (expense), net             (521)       4,056          229      7,156
----------------------------------------------------------------------
Income before
 provision for income
 taxes and controlling
 interest                  7,328       26,675       68,092     91,218
Provision for income
 taxes                     3,980        9,255       27,321     37,330
----------------------------------------------------------------------
Income before
 controlling interest      3,348       17,420       40,771     53,888
Controlling interest
 in net income               (79)        (612)        (929)    (1,595)
----------------------------------------------------------------------
Net income               $ 3,269     $ 16,808     $ 39,842   $ 52,293
----------------------------------------------------------------------


Basic net income per
 share                   $  0.04     $   0.16     $   0.47   $   0.54
Diluted net income per
 share                   $  0.03     $   0.15     $   0.43   $   0.50
----------------------------------------------------------------------
Shares used in the
 calculation of basic
 net income per share     86,072      103,655       85,556     96,969
Shares used in the
 calculation of
 diluted net income
 per share                96,812      110,499       92,783    104,220
----------------------------------------------------------------------

(1) Stock-based compensation included in net income above was classified as follows:

  Cost of product
   sales                 $    52     $     56     $    104   $    222
  Cost of production
   services                   18           20           36        103
  Selling, general
   and
   administrative          1,895        2,245        5,843     11,709
  Research and
   development               405          428          810      2,150
----------------------------------------------------------------------
    Total stock-
     based
     compensation        $ 2,370     $  2,749     $  6,793   $ 14,184
----------------------------------------------------------------------



                        DOLBY LABORATORIES, INC.
                      CONSOLIDATED BALANCE SHEETS

                                              Sept. 24,    Sept. 30,
                                                2004         2005
                                             ----------   ----------
                                                          (unaudited)
                                                  (in thousands)

                  ASSETS
Current assets:
  Cash and cash equivalents                  $  78,711     $ 372,403
  Restricted cash                                    -           205
  Accounts receivable, net                      18,257        25,221
  Accounts receivable from related
    parties                                      1,927             -
  Inventories                                    7,163        11,722
  Income tax receivable                          4,246         8,021
  Deferred income taxes                         30,813        31,183
  Prepaid expenses and other current
   assets                                        3,640         5,433
----------------------------------------------------------------------
    Total current assets                       144,757       454,188

Property, plant and equipment, net              72,333        76,462
Intangible assets, net                           6,778        17,184
Goodwill                                        22,030        23,865
Long-term deferred income taxes                  6,669         6,781
Other assets                                     9,299         7,797
----------------------------------------------------------------------
    Total assets                             $ 261,866     $ 586,277
----------------------------------------------------------------------

    LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued
   liabilities                               $  56,540     $  65,126
  Accounts payable and accrued royalties
   due to related parties                          291             -
  Income taxes payable                           3,793         3,054
  Current portion of debt                        1,290         1,346
  Deferred revenue                               2,562         3,268
----------------------------------------------------------------------
    Total current liabilities                   64,476        72,794

Long-term debt                                  13,580        12,124
Other non-current liabilities                   23,283        21,956
----------------------------------------------------------------------
    Total liabilities                          101,339       106,874

Controlling interest                            17,200        18,264
Stockholders' equity:
  Class A common stock                               -            33
  Class B common stock                              87            71
  Additional paid-in capital                    48,731       308,354
  Deferred stock-based compensation            (33,728)      (26,422)
  Retained earnings                            125,076       177,369
  Accumulated other comprehensive income         3,161         1,734
----------------------------------------------------------------------
    Total stockholders' equity               $ 143,327     $ 461,139
----------------------------------------------------------------------
    Total liabilities and stockholders'
     equity                                  $ 261,866     $ 586,277
----------------------------------------------------------------------



                        DOLBY LABORATORIES, INC.

RECONCILIATION OF PRO FORMA NET INCOME TO ACTUAL NET INCOME

                                                        Fiscal
                               Fiscal Quarter        Year-To-Date
                                   Ended                Ended
----------------------------------------------------------------------
                            Sept. 24, Sept. 30,   Sept. 24,  Sept. 30,
                              2004       2005       2004       2005
----------------------------------------------------------------------
                                           (unaudited)
                              (in thousands, except per share amounts)



Net income                  $ 3,269   $ 16,808     $ 39,842   $ 52,293
Add:
  Royalties payable to Ray
   Dolby (net of taxes)       6,322          -       23,502     11,123
----------------------------------------------------------------------
Pro forma net income        $ 9,591   $ 16,808     $ 63,344   $ 63,416
----------------------------------------------------------------------

Basic shares outstanding     86,072    103,655       85,556     96,969
Diluted shares outstanding   96,812    110,499       92,783    104,220
----------------------------------------------------------------------

Basic net income per share  $  0.04   $   0.16     $   0.47   $   0.54
Diluted net income per
 share                      $  0.03   $   0.15     $   0.43   $   0.50
----------------------------------------------------------------------

Basic pro forma net income
 per share                  $  0.11   $   0.16     $   0.74   $   0.65
Diluted pro forma net
 income per share           $  0.10   $   0.15     $   0.68   $   0.61
----------------------------------------------------------------------



    CONTACT: Dolby Laboratories
             Paula Dunn, 415-645-5000 (Media Contact) news@dolby.com
             Alex Hughes, 415-645-4572 (Investor Relations) investor@dolby.com